Exhibit 3.1

DOMESTIC BUSINESS CORPORATION STATE OF MAINE ARTICLES OF AMENDMENT	File No. 19872063 D Pages 6 Fee Paid $ 50 DCN 2110801400001 STCK -----FILED-------------------- 03/21/2011

Deputy Secretary of State

Northeast Bancorp	A True Copy When Attested By Signature
(Name of Corporation)	Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA § 121.10.E as set forth in Exhibit A attached, was adopted on (date) March 18, 2011 .

The amendment was duly approved as follows: (“X” one box only.)

☐        by the incorporators – shareholder approval was not required OR

☐        by the board of directors – shareholder approval was not required OR

☒        by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:

If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit      or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is .

DATED March 21, 2011	*By	/s/ Richard Wayne
(signature of any duly authorized person)

Richard Wayne, President and CEO
(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,

                                                 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004                                                     TEL. (207) 624-7752

EXHIBIT A

ARTICLES OF AMENDMENT

OF

NORTHEAST BANCORP

Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said Article FOURTH shall read in its entirety as follows:

“SHARES – The total number of shares of all classes of stock that the corporation shall have authority to issue is 16,000,000, of which 13,500,000 shares, $1.00 par value, shall be a separate class designated as Voting Common Stock (“Voting Common Stock”), 1,500,000 shares, $1.00 par value, shall be a separate class designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”) and 1,000,000 shares, $1.00 par value, shall be a separate class designated as Preferred Stock (“Preferred Stock”), of which 4,227 are designated as shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

Common Stock.

Common Stock may be issued by the corporation from time to time by vote of the Board of Directors without the approval of the holders of the Common Stock. Upon payment of lawful consideration, such shares shall be deemed fully paid and nonassessable. Dividends, as declared by the Board of Directors out of lawfully available funds, shall be payable on the Common Stock subject to any rights or preferences of the Preferred Stock.

Except as may be provided in these Amended and Restated Articles of Incorporation or required by law and subject to the rights, powers and preferences of the Preferred Stock and except as provided in any articles of amendment designating any series of Preferred Stock, the Voting Common Stock shall have exclusive voting rights in the election of directors and on all other matters presented to shareholders, with each holder of Voting Common Stock being entitled to one vote for each share of Voting Common Stock held of record by such holder on such matters.

The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law, including, without limitation, Section 1004(1) of the Maine Business Corporation Act (the “MBCA”) (or any successor provision), or as otherwise expressly provided for herein. Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-

Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of Common Stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, that any dividend on the Common Stock that is payable in Common Stock shall be paid only in Non-Voting Common Stock on the Non-Voting Common Stock and only in Voting Common Stock on the Voting Common Stock.

Subject to the rights of the holders of any series of Preferred Stock, if any, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock from time to time out of assets or funds of the corporation legally available therefor. Subject to the rights of the holders of any series of Preferred Stock, if any, in the event of any liquidation, dissolution or winding-up of the corporation (whether voluntary or involuntary), the assets of the corporation available for distribution to shareholders shall be distributed in equal amounts per share to the holders of Common Stock.

If, at any time a BHC Entity (as defined below) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such BHC Entity (a “BHC Aggregated Interest”) for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such BHC Aggregated Interest held directly by a BHC Entity that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such BHC Entity and any successor to or assignee of such Non-Voting Common Stock held by such BHC Entity shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that a BHC Entity holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the BHC Aggregated Interest of such BHC Entity below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the BHC Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the BHC Entity), into shares of Non-Voting Common Stock such that the BHC Aggregated Interest of such BHC Entity shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. For purposes of this Article FOURTH, “BHC Entity” means a shareholder that (a) is subject to the BHC Act or is directly or indirectly “controlled” (as the term is defined in the BHC Act) by a company that is subject to the BHC Act, and (b) so indicates in writing to the corporation that such holder elects to be subject to this paragraph of Article FOURTH. A BHC Entity may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

If any holder of Voting Common Stock that elects to be governed by this paragraph of Article FOURTH (an “Electing Section 13 Holder”), after having obtained the consent of the board of directors of the corporation to make such election, at any time holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock is deemed to be beneficially owned by such holder (the “Section 13(d) Aggregated Interest”) by virtue of Section 13, including without limitation Section 13(d)(3), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then shares of Voting Common Stock comprising such Section 13(d) Aggregated Interest held directly by an Electing Section 13 Holder that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing Section 13 Holder and any successor to or assignee of such Non-Voting Common Stock held by such Electing Section 13 Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing Section 13 Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the Section 13(d) Aggregated Interest of such Electing Section 13 Holder below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the Section 13(d) Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the Electing Section 13 Holder), into shares of Non-Voting Common Stock such that the Section 13(d) Aggregated Interest of such Electing Section 13 Holder shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. An Electing Section 13 Holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

If, at any time any holder of Voting Common Stock electing to be governed by this paragraph of Article FOURTH (an “Electing CIBC Holder”) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such holder (a “CIBC Aggregated Interest”) for purposes of the BHC Act or the Change in Bank Control Act (the “Control Regulations”), would otherwise represent 10% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such CIBC Aggregated Interest held directly by an Electing CIBC Holder that represent in excess of 9.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing CIBC Holder and any successor to or assignee of such Non-Voting Common Stock held by such CIBC Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing CIBC Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the CIBC Aggregated Interest of such an Electing CIBC Holder below 10% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the CIBC Aggregated Interest shall be converted, on a pro rata basis among such shareholders (including the Electing CIBC Holder), into shares of Non-Voting Common Stock such that the Aggregated CIBC Interest of such Electing CIBC Holder shall represent less than 10% of the total number of outstanding shares of Voting Common Stock. Such holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall be entitled to vote with respect to matters as to which shares of Non-Voting Common Stock are otherwise permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) and section 1004(1) of the MBCA, as in effect from time to time, or any successor provisions thereto. Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall remain Non-Voting Common Stock in the hands of the holder thereof and shall automatically convert into shares of Voting Common Stock solely upon a transfer of such shares of Non-Voting Common Stock solely as permitted herein to a transferee that is not an affiliate of the transferor for purposes of the Control Regulations.

Shares of Non-Voting Common Stock may be transferred, and the corporation shall recognize such transfer, solely where such transfer is made (i) to an affiliate of the transferor of such Non-Voting Stock for purposes of the Control Regulations, (ii) in a widespread public distribution, (iii) to a transferee that holds or controls more than 50% of any class of voting securities of the corporation (not including such shares of Non-Voting Common Stock or shares of Voting Common Stock or other voting securities of the corporation that the transferor or any affiliate of the transferor is proposing to transfer to such transferee), or (iv) in one or more transactions in which no transferee (or group of transferees whose ownership of the corporation’s securities must be aggregated for purposes of the Control Regulations) receives ownership or control of such securities for purposes of the Control Regulations representing 2% or more of any class of the corporation’s voting securities.

Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Voting Common Stock in respect of which a conversion has occurred in accordance with this Article FOURTH shall be deemed to represent the number of shares of Non-Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Non-Voting Common Stock. Upon a conversion pursuant to this Article FOURTH, each converted share of Voting Common Stock shall be retired.

Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion has occurred in accordance with this Article FOURTH shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion pursuant to this Article FOURTH, each converted share of Non-Voting Common Stock shall be retired.

Preferred Stock.

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing articles of amendment pursuant to applicable law of the State of Maine, to determine from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series, including any variations among holders of the same series, and any qualifications, limitations and restrictions thereof.

The rights, preferences and terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A are incorporated into this Article FOURTH by reference to that certain Certificate of Designations attached hereto as Annex I.

Upon any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the remaining assets of the corporation after the holders of Preferred Stock have been paid in full any sums to which they may be entitled.

There shall be no cumulative voting for directors or otherwise.”